Exhibit 99.4

Peoples Financial Services Corp. and FNCB Bancorp, Inc.

Announce Transformational Strategic Merger

Scranton, Pa., Sept. 27, 2023 /PRNewswire/ -- Peoples Financial Services Corp. ("Peoples") (Nasdaq: PFIS) and FNCB Bancorp, Inc. ("FNCB") (Nasdaq: FNCB) today announced they have entered into a definitive agreement under which Peoples and FNCB will combine in an all-stock strategic merger valued at approximately $129.0 million based on a 20-day volume weighted average stock price for Peoples’ common stock of $44.13 as of September 26, 2023, resulting in an implied price per share to holders of FNCB Common Stock of approximately $6.44 per share. Under the terms of the definitive agreement, which was unanimously approved by the boards of directors of both companies, upon the completion of the merger, the FNCB shareholders would receive 0.1460 shares of Peoples common stock for each share of FNCB common stock they own. The pro forma post-merger shareholder ownership split would be approximately 71% for Peoples and 29% for FNCB.

Highlights of the Transaction:

•	Strategic merger that creates a bank holding company with nearly $5.5 billion in assets and a combined market capitalization of approximately $444 million;
•	#2 ranked deposit market share in the Scranton-Wilkes Barre metro statistical area and #5 ranked Pennsylvania-headquartered community bank under $20 billion in total assets;
•	The headquarters of the combined holding company will be located in Scranton, Pennsylvania and the combined bank headquarters will be based in Dunmore, Pennsylvania;
•	The combined bank holding company will operate under the name “Peoples Financial Services Corp.” and will trade under the Peoples ticker symbol “PFIS” on the Nasdaq Stock Market. The combined bank will operate under the “Peoples Security Bank and Trust Company” brand; and
•	Both companies have closely aligned leadership cultures dedicated to the success of our customers, communities, employees and shareholders.

Financial Benefits of the Merger:

The transaction is projected to deliver 59% EPS accretion to Peoples 2025 estimated EPS and inclusive of all merger synergies, with a tangible book value earn-back period of 2.4 years.

The transaction is projected to be 40+ accretive to FNCB’s EPS. In addition, post-closing, Peoples plans to raise its quarterly dividend to $0.6175 per share, or to $2.47 per share on an annual basis, which will create no dilution for FNCB shareholders. Peoples’ post-closing annual cash dividend is projected to be 51%+ higher than current levels.

On a pro forma basis for the year 2025, the combined business is expected to deliver top-tier operating and return metrics upon fully phased-in integration plans, including:

•	Annual Net Income of $63.6 million;
•	Annual Earnings per Share of $6.29;
•	Annual cash dividends per share $2.47 with a dividend payout ratio of 39%;
•	Return on Average Assets of 1.11%; and
•	Return on Average Tangible Common Equity of 15.8%.

The pro forma combined company financial metrics are based on estimated combined company cost synergies, anticipated purchase accounting adjustments, and the expected merger closing time-frame.

Governance and Leadership:

The combined bank holding company's board of directors will have 16 directors, consisting of eight directors from Peoples and eight directors from FNCB with Peoples’ current Chair William E. Aubrey, II serving as Chair of the combined board of directors and FNCB's current Chair, Louis DeNaples, Sr., will serve as Vice Chair of the combined board of directors.

The combined company will be led by a highly-regarded management team with significant financial services experience.

•	Craig Best, Peoples' current Chief Executive Officer, will continue to serve in that role for the combined bank holding company and the combined bank.
•	Gerard Champi, FNCB's current President and Chief Executive Officer, will serve as President of the combined bank holding company and the combined bank.
•	John Anderson, Peoples’ current Chief Financial Officer, will continue to serve in that role for the combined bank holding company and the combined bank.
•	Thomas Tulaney, Peoples’ current Chief Operating Officer, will continue to serve in that role for the combined bank holding company and the combined bank.
•	James Bone Jr., CPA, FNCB’s current Chief Financial Officer, will serve as Chief Operations Officer of the combined bank holding company and combined bank.
•	The remainder of the executive team will be drawn from both Peoples and FNCB.

It is expected that at the one-year anniversary of the merger closing, Craig Best will retire as Chief Executive Officer, Gerard Champi will be appointed to the position of Chief Executive Officer of the combined bank holding company and the combined bank and Thomas Tulaney will be appointed to the office of President of the combined bank holding company and the combined bank. Craig Best will continue as a member of the Board of Directors of the combined holding company and the combined bank after the one-year anniversary of the merger.

From Craig Best, Peoples Chief Executive Officer and Director

"This strategic merger accelerates our objective of creating a dynamic, top-tier Pennsylvania franchise in order to help our communities become a better place to live and work while offering the best services possible to our customers. Notably, this transaction will create a more diversified and liquid balance sheet, which will enable the combined company to accelerate its organic growth strategy. The close relationship between both management teams and boards of directors will further benefit us in exceeding our customers’ expectations as we help them achieve their financial goals. We are looking forward to utilizing our combined management team’s mutual financial expertise and strengths to achieve our shared goals and vision to deliver value to our customers and shareholders. I am extremely happy to be working alongside Jerry who is an exceptional leader and long-serving industry veteran.”

From Gerard ("Jerry") Champi, FNCB Chief Executive Officer, President, and Director

“We are excited to partner with Peoples with whom we share a strong strategic vision. Due to the high degree of familiarity between our businesses, we believe that our combined management teams can leverage the benefits of both of our banks’ strengths to build long-term value for our customers, shareholders, communities, and employees. FNCB and Peoples’ mutual goal of constructing a customer-first focused outlook will bolster our ability to serve the communities in which we operate. We feel confident that this strategic combination will unlock our ability to create the most dynamic, well-equipped, and competitive Pennsylvania community bank franchise. We are thrilled to have the opportunity to partner with Craig and his team. We have a tremendous amount of respect for Craig’s leadership and the high-quality franchise that he and his team have built over the years."

Timing and Approvals

The transaction is expected to close in the first half of 2024, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approval from both Peoples and FNCB shareholders. FNCB directors have entered into agreements with Peoples pursuant to which they have committed to vote their shares of FNCB common stock in favor of the merger. Peoples’ directors have entered into agreements with FNCB pursuant to which they have committed to vote their shares of Peoples common stock in favor of the merger. For additional information about the proposed merger of FNCB with and into Peoples, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission ("SEC") tomorrow.

Advisors

Cedar Hill Advisors, LLC acted as financial advisor to Peoples in the transaction. D.A. Davidson & Co. acted as financial advisor to Peoples and delivered a fairness opinion to the Board of Directors of Peoples. Troutman Pepper Hamilton Sanders LLP served as legal counsel to Peoples. Stephens Inc. acted as financial advisor to FNCB and delivered a fairness opinion to the Board of Directors of FNCB. Cozen O’Connor served as transaction legal counsel to FNCB and Stevens & Lee served as regulatory legal counsel to FNCB.

Investor Presentation Details

A presentation regarding the merger announcement will be filed with the SEC and made available at the SEC's website www.sec.gov or by accessing Peoples’ website at www.psbt.com under the "Investor Relations" link or by accessing FNCB’s website at www.fncb.com under the "About FNCB" link.

About Peoples Financial Services Corp.

Peoples Financial Services Corp. is the $3.7 billion bank holding company, headquartered in Scranton, PA, for Peoples Security Bank and Trust Company, an independent community bank formed as a result of the merger between Peoples Neighborhood Bank and Penn Security Bank & Trust Company. The combined bank services its retail and commercial customers through twenty-eight full-service community banking offices located within; Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna and Wyoming Counties of Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Learn more at www.psbt.com.

About FNCB Bancorp, Inc.

FNCB Bancorp, Inc. is the $1.9 billion bank holding company of FNCB Bank. Locally-based since 1910, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB please visit www.fncb.com.

Peoples Financial Services Corp. Contact

Marie L. Luciani

Investor Relations Officer

(570) 346-7741

marie.luciani@psbt.com

FNCB Bancorp, Inc. Contact

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

Forward-looking Statements

This communication includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Peoples and FNCB regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "will," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward–looking statements speak only as of the date they are made; and except as may be required by law, Peoples and FNCB do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Peoples and FNCB. Such statements are based upon the current beliefs and expectations of the management of Peoples and FNCB and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Peoples and FNCB; the outcome of any legal proceedings that may be instituted against Peoples or FNCB; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the surviving corporation or the expected benefits of the proposed transaction); the ability of Peoples and FNCB to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risks related to capital actions of Peoples, FNCB and the combined entity, including related to actions concerning dividends; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Peoples and FNCB do business; the risks related to Peoples and FNCB not achieving their estimated financial performance; the risks related to changes in the interest rate environment, including the recent increases in the Board of Governors of the Federal Reserve System benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect Peoples’ and FNCB’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; risks related to the uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; risks related to the volatility and disruptions in global capital and credit markets; risks related to the movements in interest rates; risks related to reform of LIBOR, the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of Peoples’ and FNCB’s underwriting practices and the risk of fraud; risks related to the fluctuations in the demand for loans; risk related to the ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund Peoples’ and FNCB’s activities particularly in a rising or high interest rate environment; risks related to the rapid withdrawal of a significant amount of deposits over a short period of time; the risk related to the impact of other bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; risks related to the impact of natural disasters or health epidemics; risks related to data security and privacy, including the impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; risks related to volatility in the trading price of Peoples’ and FNCB’s common stock; certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate FNCB's operations and those of Peoples; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Peoples' and FNCB's success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Peoples and FNCB to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; the impact of continuing inflation and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Peoples and FNCB; and the other factors discussed in the "Risk Factors" section of Peoples' and FNCB's Annual Reports on Form 10–K for the year ended December 31, 2022, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Peoples’ and FNCB’s Quarterly Reports on Form 10–Q for the quarters ended March 31, 2023 and June 30, 2023, and other reports Peoples and FNCB file with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Peoples will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of Peoples and FNCB, which also constitutes a prospectus of Peoples, that will be sent to shareholders of Peoples and shareholders of FNCB seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF PEOPLES AND FNCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PEOPLES, FNCB AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Peoples and FNCB, without charge, at the SEC’s website www.sec.gov. Copies of documents filed with the SEC by Peoples will be made available free of charge in the “Investor Relations” section of Peoples’ website, www.psbt.com under the heading “SEC Filings”. Copies of documents filed with the SEC by FNCB will be made available free of charge in the "About FNCB" section of FNCB's website, www.fncb.com.

Participants in Solicitation

Peoples, FNCB, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Peoples' directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 5, 2023, and certain other documents filed by Peoples with the SEC. Information regarding FNCB's directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 10, 2023, and certain other documents filed by FNCB with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.